EXHIBIT 99.2

FOR IMMEDIATE RELEASE

WEGENER Preannounces Fourth Quarter Shortfall

Enters into Agreement with Major Shareholder; Announces Governance Modifications

(October 3, 2006)—DULUTH, Georgia – Wegener Corporation (Nasdaq: WGNR) (the “Company”), a leading provider of equipment for television, audio and data distribution networks worldwide, today announced that fourth quarter revenue will be below previously announced expectations and operating results will show a significant loss for the fourth quarter and fiscal year ended September 1, 2006. The revenue shortfall is primarily a result of unexpected difficulties with new product development that affected product shipments for the quarter. In addition, bookings for the fourth quarter were also below projections.

The revenue range for the fourth quarter, subject to the completion of the annual audit, is expected to be $4.0 million to $4.5 million, compared to a previously estimated range of $5.4 million to $6.4 million.

“We have now identified the source of the problem that we saw with the product development; however the problem resolution came too late to enable shipments within the quarter,” stated Ned Mountain, President of WEGENER.

“The inconsistent nature of our large project-oriented business makes it difficult to maintain steady revenue levels from quarter to quarter,” stated Robert Placek, Chairman and CEO of Wegener Corporation. “Until this situation changes, we will refrain from giving specific revenue guidance. We are implementing plans to progressively add more stand-alone products to our portfolio to help minimize this effect.”

The Company currently anticipates reporting its fourth quarter and full year earnings on or before November 30, 2006.

Wegener Corporation also announced that the Company has entered into an agreement with Henry Partners, L.P., Matthew Partners, L.P., Henry Investment Trust, L.P., and David W. Wright (the “DW Parties”), the primary purposes of which are to obtain the agreement of the DW Parties to support the Company’s director nominees at the upcoming 2007 Annual Meeting of Stockholders and to refrain from engaging in a proxy contest. The agreement covers several substantive corporate governance and other matters, described in more detail below. The agreement was executed on September 29, 2006 and will expire in approximately 12 months.

Henry Partners conducted a successful proxy contest related to the 2006 Annual Meeting of Stockholders of the Company, at which Mr. Wright and Jeffrey J. Haas were elected as directors of the Company.

Robert A. Placek, Chairman of the Board, President and Chief Executive Officer of Wegener Corporation, stated “The Company is pleased to reach a mutually acceptable agreement which will avoid another potential proxy contest with Henry Partners. David Wright and Jeff Haas have been active and contributing Board members and I would like to express the Board’s appreciation for their efforts. All of the directors of the Company are to be commended for the cooperative and productive manner in which the Board has been working on behalf of the Company.”

Pursuant to the agreement, the Corporate Governance and Nominating Committee of the Board will commence a search to identify an individual for nomination for election as a Class III director at the 2007 Annual Meeting of Stockholders, and will use its best efforts to identify a suitable independent director nominee by November 15, 2006. The new independent director would fill the Class III Director vacancy recently created by the death of Mr. Wendell Bailey. The committee will solicit input from the Company’s major stockholders (other than the DW Parties) on potential nominees, and will seek an individual who has no prior relationship with the Company or its directors and officers. The Board will hold six regular meetings per fiscal year and the Annual Meeting of Stockholders will continue to be held in January, consistent with its past practice.

In addition, concurrent with the 2007 Annual Meeting, each Board committee will be comprised of not more than four members, all of whom shall be independent directors, including an equal number of independent directors who were serving on the Board prior to the 2006 Annual Meeting of Stockholders and independent directors who were elected at or following the 2006 Annual Meeting of Stockholders. At least one committee will be chaired by an independent director who was elected at or following the 2006 Annual Meeting. The Board will not designate an Executive Committee without the consent of all incumbent directors then serving.

Pursuant to the agreement, the Board also approved two amendments to the Company’s Bylaws, to fix the number of members of the Company Board at nine, and to provide that, during the term of the agreement, the provision fixing the number of directors at nine cannot be amended other than by a majority vote of all of the members of the board, which includes the affirmative vote of Mr. Wright.

The Board also approved an amendment to the Stockholder Rights Agreement dated May 1, 2003, providing that the rights issued thereunder will be triggered if, without prior Board approval, a person or group becomes the beneficial owner of 20% of the Company’s outstanding shares. The previous trigger level of the rights was 15%.

The DW Parties have agreed to a typical standstill arrangement, including an agreement to refrain from any proxy solicitation or influence of any person with respect to the voting of any Company securities in connection with certain extraordinary transactions or any material change in the present board of directors or management, among other things. The DW Parties agreed not to submit any stockholder proposal for consideration at the 2007 Annual Meeting of

Stockholders, and to withdraw a stockholder proposal it submitted to the Company in August 2006 related to the Company’s Stockholder Rights Agreement.

Provided that the Company is not in material default under the agreement and provided that a new independent director nominee has in fact been nominated for election at the 2007 Annual Meeting, each of the DW Parties has agreed to vote all Company stock beneficially owned by such party as of the record date for the 2007 Annual Meeting in favor of the election of all Company nominees.

Finally, the Company will reimburse Henry Partners, Matthew Partners and Henry Investment Trust for certain documented proxy solicitation expenses related to the 2006 Annual Meeting of Stockholders.

The agreement, including the text of the amendments to the Bylaws and the Stockholder Rights Plan, will be filed shortly with the Securities and Exchange Commission and will be reflected in final proxy materials to be distributed by the Company in connection with the 2007 Annual Meeting of Stockholders.

This press release may constitute soliciting material under SEC Rule 14a-12. Participants in this solicitation would include Wegener Corporation and its Board of Directors, including Phylis A. Eagle-Oldson, Thomas G. Elliot, Jeffrey J. Haas, Ned L. Mountain, Joe K. Parks, Robert A. Placek, C. Troy Woodbury, Jr. and David W. Wright. You may obtain information regarding the identity of each participant and a description of each participant’s direct or indirect interest in the solicitation from the definitive proxy statement of Wegener Corporation that will be mailed to you prior to the 2007 annual meeting of stockholders.

We urge you to read the proxy statement when it is available because it contains important information. At the time of the filing of the proxy materials with the SEC, you will be able to obtain the proxy statement and any other soliciting materials for free at the SEC’s website at www.sec.gov. You may also obtain for free a copy of the proxy statement and the other soliciting materials by contacting the Corporate Secretary of the Company, Elaine Miller, by telephone at (770) 623-0096, or by mail at Wegener Corporation, 11350 Technology Circle, Duluth, Georgia 30097.

ABOUT WEGENER

WEGENER (Wegener Communications, Inc.), a wholly-owned subsidiary of Wegener Corporation (Nasdaq: WGNR), is an international provider of digital solutions for video, audio, and IP data networks. Applications include IP data delivery, broadcast television, cable television, radio networks, business television, distance education, business music and financial information distribution. COMPEL, WEGENER’s patented network control system provides networks with unparalleled ability to regionalize programming and commercials. COMPEL network control capability is integrated into WEGENER digital satellite receivers. WEGENER can be reached at +1.770.814.4000 or on the World Wide Web at www.wegener.com.

COMPEL, MEDIAPLAN, ENVOY, UNITY, and iPUMP are trademarks of WEGENER Communications, Inc. All Rights Reserved.

This news release may contain forward-looking statements within the meaning of applicable securities laws, including the Private Securities Litigation Reform Act of 1995, and the Company intends that such forward-looking statements are subject to the safe harbors created thereby. Forward-looking statements may be identified by words such as “believes,” “expects,” “projects,” “plans,” “anticipates,” and similar expressions, and include, for example, statements relating to expectations regarding future sales, income and cash flows. Forward-looking statements are based upon the Company’s current expectations and assumptions, which are subject to a number of risks and uncertainties including, but not limited to: customer acceptance and effectiveness of recently introduced products, development of additional business for the Company’s digital video and audio transmission product lines, effectiveness of the sales organization, the successful development and introduction of new products in the future, delays in the conversion by private and broadcast networks to next generation digital broadcast equipment, acceptance by various networks of standards for digital broadcasting, the Company’s liquidity position and capital resources, general market conditions which may not improve during fiscal year 2007 and beyond, and success of the Company’s research and development efforts aimed at developing new products. Discussion of these and other risks and uncertainties are provided in detail in the Company’s periodic filings with the SEC, including the Company’s most recent Annual Report on Form 10-K. Since these statements involve risks and uncertainties and are subject to change at any time, the Company’s actual results could differ materially from expected results. Forward-looking statements speak only as of the date the statement was made. The Company does not undertake and specifically disclaims any obligation to update any forward-looking statements.

CONTACTS:

Troy Woodbury – Investor Relations

Melanie Charles – Public Relations

WEGENER

(770) 814-4000

FAX (770) 623-9648

info@wegener.com